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EXHIBIT 10.5

                              Assumption Agreement
                              --------------------

     THIS ASSUMPTION AGREEMENT (the "Agreement") is made as of January 10, 2002, by Viisage Technology, Inc., a Delaware corporation, or its nominee ("Buyer").

                                    RECITALS

         WHEREAS, Lau Acquisition Corporation d/b/a Lau Technologies, a Massachusetts corporation ("Seller") and Buyer have entered into a certain Asset Purchase Agreement dated as of January 10, 2002 (the "Purchase Agreement").

         WHEREAS, the Buyer desires by this Agreement to undertake and assume the Assumed Liabilities (as defined in Section 2.3 of the Purchase Agreement), according to the terms and subject to the conditions of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, intending to be legally bound, hereby agrees as follows:

         1. All capitalized terms used herein shall have the same meaning as in the Purchase Agreement, unless otherwise defined in this Agreement.

         2. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer hereby assumes and becomes responsible for, and will hereafter pay, perform and discharge promptly when due, the Assumed Liabilities.

         3. Buyer hereby agrees to satisfy all of the obligations and requirements of the Contracts and to otherwise perform under the Contracts on and after the Closing Date.

         4. Buyer will not assume or become responsible for, and will not be deemed to have assumed or to have become responsible for any obligation not expressly assumed by Buyer in the Purchase Agreement.

         5. Buyer shall execute and deliver, or cause to be executed and delivered, from time to time hereafter, upon request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Agreement.

         6. The terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of Buyer. This Agreement is made subject to and with the benefit of the respective representations and warranties, covenants, terms, conditions, and other provisions of the Purchase Agreement. In the event of any conflict or other inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall be the controlling agreement.

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         7. The terms and conditions of this Agreement shall be governed and construed in accordance with the internal laws, but not the law of conflicts, of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, Buyer has executed this Assumption Agreement as of the date first written above.

                                    VIISAGE TECHNOLOGY, INC.





                                By: /s/ Thomas J. Colatosti
                                    -------------------------------------
                                    Name:  Thomas J. Colatosti
                                    Title: President and Chief Executive Officer